As filed with the Securities and Exchange Commission on December 23, 1999       Registration No. 333-88071

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    --------

                              Amendment No. 1 to

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    --------

                               DIME BANCORP, INC.
                               ------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                        11-3197414
           --------                                        ----------
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                         Identification No.)

  589 Fifth Avenue, New York, New York                       10017
  ------------------------------------                       -----
(Address of Principal Executive Offices)                   (Zip Code)

                  DIME BANCORP, INC. 1997 STOCK INCENTIVE PLAN
                  --------------------------------------------
                            (Full Title of the Plan)

                              JAMES E. KELLY, ESQ.
                                 General Counsel
                   589 Fifth Avenue, New York, New York 10017
                   ------------------------------------------
                     (Name and Address of Agent for Service)

                                 (212) 326-6170
                                 --------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE


Title of Securities to be      Amount to be   Proposed Maximum Offering  Proposed Maximum Aggregate  Amount of Registration
Registered                     Registered     Price per Share*           Offering Price*             Fee*

common stock, par              50,000**       $15.2188                   $760,937.50                 $200.89
value $.01 per share




----------------------

* In accordance with Rule 457(c) and (h), the Maximum Aggregate Offering Price and Registration Fee have been computed as follows: (a) the price per share of the Common Stock of Dime Bancorp, Inc. (the "Company") has been based on the average of the high and low prices for the Common Stock of the Company as reported on the New York Stock Exchange on December 20, 1999, and (b) using such price per share, the aggregate amount of the Offering Price was then calculated on the basis of the aggregate amount of shares of Common Stock of the Company issuable in connection with the Dime Bancorp, Inc. 1997 Stock Incentive Plan.

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement also covers the shares of Common Stock previously registered under Registration Statement Nos. 333-48127 and 333-64509.


** 300,000 shares of Common Stock were previously registered on this Registration Statement, filed with the Commission on September 29, 1999.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference:

              (i) The Company's Registration Statement on Form 8-A as filed with the Commission on January 10, 1995, which includes a description of the Common Stock;

              (ii) The Company's Registration Statement on Form S-8 No. 333-48127 as filed with the Commission on March 17, 1998;

              (iii) The Company's Registration Statement on Form S-8 No. 333-64509 as filed with the Commission on September 29, 1998;

              (iv) The Company's Registration Statement on Form S-8 No. 333-88071 as filed with the Commission on September 29, 1999;

              (v) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

              (vi) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and

              (vii) The Company's Current Reports on Form 8-K filed with the Commission on January 21, 1999, January 28, 1999, April 15, 1999, April 26, 1999, May 27, 1999, September 15, 1999, September 20, 1999, September 24, 1999
and October 20, 1999, and Amendment No. 1 to the Company's Current Report on Form 8-K/A filed with the Commission on April 19, 1999.

              All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all stock offered has been sold or which deregisters all stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of their filing. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                   SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of December, 1999.

                                      DIME BANCORP, INC.
                                      (Registrant)

                                      By: /s/ Lawrence J. Toal
                                          -----------------------------------
                                          Lawrence J. Toal
                                          Chairman, Chief Executive Officer,
                                           President and Chief Operating Officer

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of December 23, 1999.

                Signature                                           Title

          /s/ Lawrence J. Toal                    Chief Executive Officer, President, Chief
----------------------------------------          Operating Officer and Chairman of the Board
            Lawrence J. Toal                      (Principal Executive Officer)


                    *                             A Director
----------------------------------------
            Derrick D. Cephas


                    *                             A Director
----------------------------------------
           Frederick C. Chen


                    *                             A Director
----------------------------------------
         J. Barclay Collins II


                    *                             A Director
----------------------------------------
         Richard W. Dalrymple


                    *                             A Director
----------------------------------------
            James F. Fulton


                    *                             A Director
----------------------------------------
             Fred B. Koons


                    *                             A Director
----------------------------------------
           Virginia M. Kopp

                    *                             A Director
----------------------------------------
          James M. Large, Jr.


                    *                             A Director
----------------------------------------
             John Morning


                    *                             A Director
----------------------------------------
        Margaret Osmer-McQuade


                    *                             A Director
----------------------------------------
        Sally Hernandez-Pinero


                    *                             A Director
----------------------------------------
          Dr. Paul A. Qualben


                    *                             A Director
----------------------------------------
         Eugene G. Schulz, Jr.


                    *                             A Director
----------------------------------------
             Howard Smith


                    *                             A Director
----------------------------------------
          Dr. Norman R. Smith


                    *                             A Director
----------------------------------------
             Ira T. Wender


        /s/ Anthony R. Burriesci                  Chief Financial Officer (Principal Financial
----------------------------------------          Officer)
          Anthony R. Burriesci


           /s/ John F. Kennedy                    Controller (Principal Accounting Officer)
----------------------------------------
            John F. Kennedy


* By:  /s/ Lawrence J. Toal
     -----------------------------------
     Lawrence J. Toal
     Attorney-in-Fact

                                  EXHIBIT INDEX

                                                                             Sequentially
                                                                               Numbered
Exhibit No.                                                                      Page
-----------                                                                  ------------
4.1     Copy of Amendment to the Dime Bancorp, Inc. 1997
        Stock incentive Plan, effective as of December 17, 1999..............     5

5.1     Opinion of Counsel regarding the Legality of the Common
        Stock Being Registered by the Company................................     6

23.1    Consent of Counsel (included in Exhibit 5.1).........................     6

23.2    Consent of KPMG LLP..................................................     8